UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: January 30, 2009)

Innophos, Inc.
Innophos Holdings, Inc.
(Exact name of Registrants as specified in their Charters)

Delaware	333-129951	20-1380712
Delaware	001-33124	20-1380758
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

259 Prospect Plains Road
Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 495-2495

(Registrants’ Telephone Number, Including Area Code)

Not Applicable

(Former names or former addresses, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Registrant Innophos, Inc. entered into a Binding Memorandum of Agreement, or MOA, dated as of January 30, 2009, with
Colgate Palmolive Company, or Colgate, which, among other things, provides for extension of the term of (i) a Supply
Agreement, dated as of June 18, 1998, by and among Colgate , Inmobiliaria Hills, S.A. de C.V. and Rhone-Poulenc de
Mexico, S.A. de C.V., or RP-Mexico, (which agreement was assigned from R-P Mexico to Registrant and its affiliates in connection with its acquisition of its business as of August 13, 2004) and (ii) an Operations Agreement, dated as of June
18, 1998, by and among Mission Hills, S.A. de C.V., Inmobiliaria Hills, S.A. de C.V. and RP-Mexico, and the attached real estate lease (which agreement was similarly assigned to Registrant and its affiliates). The two noted agreements were filed previously by Registrant Innophos, Inc., most recently as Exhibits 10.9 and 10.10, respectively, to its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Under the MOA, the terms of these agreements have been set to expire on May 31, 2013 and will automatically renew through May 31, 2016 unless canceled by either party in writing no later than May 31, 2012, and will again automatically renew through May 31, 2018 unless canceled by either party in writing no later than May 31, 2015. The MOA also provides for newly negotiated volumes, prices, terms of sale and other conditions according to which the Registrant’s affiliates are to operate the Mission Hills plant and to produce and sell a range of Di-Calcium Phosphate products to Colgate and its affiliates under definitive agreements contemplated by the
MOA to be entered into among the parties.

A copy of the MOA (in redacted form subject to a confidential treatment request filed with the Securities and Exchange
Commission) is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Items.

Registrant Innophos, Inc. previously reported obtaining favorable appellate rulings in the New York state courts confirming full indemnity from affiliates of Rhodia S.A., or Rhodia, for water charges sought to be imposed by the Mexican National
Waters Commission, or CNA, on Innophos’s Coatzacoalcos, Veracruz, Mexico facility for periods prior to the August 13,
2004 acquisition date of that facility from Rhodia. The CNA claims currently pending (totaling approximately $23 million at current exchange rates) cover the period 1998-2002 and are being defended in Mexican appeals courts.
Following the New York appellate rulings, the Registrant returned to the New York trial court to pursue remaining claims, including indemnity for related losses and damages for breaches of covenants, representations and warranties, including liability for increased water charges incurred following the acquisition. These contingent liabilities, if imposed by CNA on the same basis as the pending claims by that agency, would total approximately $9 million at current exchange rates. Rhodia filed a motion for partial summary judgment asserting that those claims were precluded under the acquisition agreement. On February 3, 2009, the trial court judge denied Rhodia’s motion, allowing the Registrant's case to continue. There has been no schedule established for discovery or trial of at this time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit No.       Description

      99.1                    Form of Memorandum of Agreement dated January 30, 2009

                                                                                                                   SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

                                                                                                                   INNOPHOS HOLDINGS, INC.

By:	/s/ William Farran
Name:	William Farran
Title:	Vice President, General Counsel & Secretary

Dated: February 5, 2009